UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2021

LYRA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39273	84-1700838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way

Watertown, MA 02472

(Address of principal executive offices) (Zip Code)

(617) 393-4600

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LYRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2021, the Board of Directors (the “Board”) of Lyra Therapeutics, Inc. (the “Company”) appointed Jason Cavalier as Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Cavalier was also designated as the Company’s principal financial officer and principal accounting officer, and succeeds R. Don Elsey as Chief Financial Officer and principal financial officer and principal accounting officer.

On September 12, 2021, the Company and Mr. Elsey entered into a transition agreement (the “Transition Agreement”), whereby Mr. Elsey will continue to be employed by the Company on a full-time basis until October 6, 2021 (the “Initial Transition Period”) and, for the period from October 6, 2021 until December 31, 2021, on a part-time basis (the “Part-Time Transition Period” and, together with the Initial Transition Period, the “Transition Period”).  During the Transition Period, Mr. Elsey will continue to be paid his base salary of $375,000, less applicable withholdings, and in the case of the Part-Time Transition Period, such salary will be prorated based on Mr. Elsey’s level of part-time employment.  While he remains employed, Mr. Elsey will also continue to participate in the Company’s employee plans, receive reimbursements for reasonable out-of-pocket business expenses, and be entitled to vacation or paid time off in accordance with applicable Company policy. Mr. Elsey will be eligible to receive an annual performance bonus for the Company’s 2021 fiscal year of up to 40% of his actual base salary earned during the 2021 fiscal year, based on the Company’s achievement of its performance objectives, as determined by the Board.  Mr. Elsey’s status as an employee of the Company will terminate on December 31, 2021 and, following that date, he will continue to serve as a consultant to the Company for an hourly fee.  While Mr. Elsey is providing services to the Company, his Company equity awards will remain outstanding and eligible to vest in accordance with their existing terms.

Mr. Cavalier, age 48, served as a Managing Director and the Head of Life Sciences Mergers and Acquisitions at Cantor Fitzgerald & Co., where he led transactions across the medical technology, diagnostics and biopharma sectors, from April 2017 to May 2021.  Prior to that, Mr. Cavalier served as a Director, Mergers and Acquisitions, at RBC Capital Markets LLC from August 2009 to April 2017, where he primarily focused on advising senior management and boards of directors on a range of strategic advisory assignments including mergers, acquisitions, divestitures and leveraged buyouts.  Mr. Cavalier has also held positions of increasing responsibility within the investment banking divisions of Barclays Capital Inc., Bear Stearns & Co. Inc., and Lehman Brothers Inc.  Mr. Cavalier received a B.S. in Applied Economics and Business Management from Cornell University and a M.B.A. from Columbia University Business School.

In connection with his appointment, on September 13, 2021 the Company entered into an employment agreement with Mr. Cavalier for an unspecified term.  Under the terms of the employment agreement, Mr. Cavalier will receive an annual base salary of $400,000 and will be eligible for an annual performance bonus targeted at 40% of his annual base salary, based on the achievement of performance goals determined by the Board.  Any annual bonus Mr. Cavalier earns for the Company’s 2021 fiscal year, may be prorated based on the number of days of the year that Mr. Cavalier is employed by the Company.

The Company granted Mr. Cavalier an initial equity award consisting of an option to purchase 104,000 shares of common stock of the Company, which will vest over a four-year period, with 25% of the shares subject to the option vesting 12 months from the grant date and the remaining shares vesting in equal monthly installments over the following 36 months.  Until June 30, 2025, and thereafter subject to the Board’s discretion, Mr. Cavalier is also entitled to receive additional monthly payments of up to $6,250 to offset the costs of travel between his primary residence in New York and the Company’s offices in Watertown, Massachusetts, to provide the use of a corporate apartment and hotel expenses and to reimburse him for related income and employment taxes.

If Mr. Cavalier’s employment is terminated without “cause” or he resigns for “good reason,” as the terms are defined in his employment agreement, Mr. Cavalier will be entitled to receive, subject to his timely executing a release of claims in favor of the Company and continued compliance with a separate restrictive covenant agreement, (i) continued base salary payments for a period of nine months following his termination, (ii) to the extent unpaid, an amount in cash equal to the annual bonus earned by Mr. Cavalier for the Company’s fiscal year prior to the fiscal year in which the date of termination occurs and (iii) direct payment of, or reimbursement for, continued medical, dental and/or vision coverage pursuant to COBRA for up to nine months, less the amount he would have had to pay for such coverage as an active employee. If such termination occurs within the three months preceding or 12 months following a change in control, then, in lieu of the severance benefits described in the prior sentence, Mr. Cavalier will be entitled to receive, subject to his executing a release of claims in favor of the Company and continued compliance with a separate restrictive covenant agreement, (a) an amount in cash equal to one times the sum of his annual base salary plus target annual bonus for the year of termination, (b) to the extent unpaid, an amount in cash equal to the annual bonus earned by Mr. Cavalier for the Company’s fiscal year prior to the fiscal year in which the date of termination occurs, (iii) direct payment of, or reimbursement for, continued medical, dental and/or vision coverage under COBRA for up to nine months, less the amount he would have had to pay for such coverage as an active employee and (iv) accelerated vesting of any of his unvested Company equity awards that vest solely based on the passage of time.

On September 12, 2021, Mr. Cavalier entered into a non-disclosure, non-competition and assignment of intellectual property agreement with the Company under which he agreed to, among other things, customary restrictions regarding competing with the Company and soliciting of Company employees and customers, in each case, during and for a period of 12 months following his termination of employment.  On September 12, 2021, the Company and Mr. Cavalier also entered into a standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRA THERAPEUTICS, INC.

Date: September 15, 2021	By:	/s/ Maria Palasis, Ph.D.
Maria Palasis, Ph.D.
President and Chief Executive Officer